Nordson Corporation Reports Record Third Quarter Results and Raises Fiscal Year 2021 Guidance

Third Quarter:
•Quarterly sales, operating profit, and earnings per share were all company records
•Sales were $647 million, a 20% increase over prior year
•Operating profit was $188 million, a 57% increase over prior year adjusted operating profit
•Earnings were $2.42 per diluted share, a 70% increase over prior year adjusted earnings per share

Guidance:
•Increased prior fiscal 2021 full-year revenue guidance range to 11% to 12% growth over prior year, and earnings guidance range by approximately 7% to $7.75 to $7.95 per diluted share
WESTLAKE, Ohio--(BUSINESS WIRE)--August 30, 2021--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal third quarter ended July 31, 2021. Sales were a quarterly company record of $647 million, a 20% increase compared to the prior year’s third quarter sales of $538 million. The increase in third quarter 2021 sales included organic volume growth of 20% and favorable effects from currency translation of 4%, offset by a net unfavorable impact of acquisitions and divestitures of 4%. The organic sales increase was driven by continued demand across all end markets, including a seasonal increase of quarterly shipments into the electronics end market.

Operating profit in the quarter was $188 million, or 29% of sales, compared to prior year adjusted operating profit of $120 million. This 57% increase in adjusted operating profit was driven by sales volume leverage and benefits from structural cost reduction actions taken in fiscal year 2020, as well as the divestiture of the screws and barrels product line on February 1, 2021. EBITDA for the third quarter of 2021 totaled $215 million, or 33% of sales.
Net income was $142 million, a 71% increase from the prior year adjusted earnings of $83 million. Third quarter 2021 diluted earnings per share were $2.42, a 70% increase over the prior year adjusted diluted earnings per share of $1.42.
“In the fiscal third quarter, we continued to benefit from the robust end market demand and accelerated recovery that we experienced in our second quarter. We were particularly pleased to see strong growth return in our medical, electronics and industrial end markets. Our teams are doing an outstanding job of managing through external supply chain and labor headwinds in order to deliver on the needs of our customers. The comprehensive execution of the Ascend strategy with NBS Next growth framework at its core continues to help us deliver top tier growth with leading margins and returns,” said Sundaram Nagarajan, president and chief executive officer.
Third Quarter Segment Results
Industrial Precision Solutions sales of $345 million increased 20% compared to the prior year third quarter, driven by a 22% organic increase and a favorable currency impact of 5%, partially offset by a divestiture impact of 8%. The organic sales increase was driven by continued demand in consumer non-durable and industrial end markets, particularly in China. Operating profit was $124 million, or 36% of sales, an increase of 60% compared to the prior year third quarter adjusted operating profit.

Advanced Technology Solutions sales of $301 million increased 21% compared to the prior year third quarter. Organic sales increased 18% while favorable currency impacts added 2% and acquisitions increased sales by approximately 1%. Sales demand was strong in all product lines including those serving electronics and medical end markets, with the Americas and China leading the growth from a regional perspective. Operating profit totaled $81 million, or 27% of sales, an increase of 51% compared to the prior year third quarter adjusted operating profit.

“I am pleased with the broad-based organic growth and attractive incremental margins in both segments,” said Joseph Kelley, executive vice president and chief financial officer. “Rigorous application of the NBS Next growth framework in our divisions is helping us to focus and sustain profitable growth in our greatest opportunities.”

Outlook
Backlog entering the fourth quarter of fiscal year 2021 is approximately $700 million, or 70% above the prior year. Customer order patterns have clearly changed in terms of both volume and extended shipment request dates during this dynamic environment. Based on the continued strength in order entry and backlog, the Company is increasing its full-year revenue and earnings guidance.
The Company expects full year sales growth in fiscal 2021 to be approximately 11% to 12% over fiscal year 2020, inclusive of a 3% headwind from the second quarter 2021 divestiture of the screws and barrels product line. Additionally, the Company is now forecasting full year 2021 earnings per diluted share in the range of $7.75 to $7.95. The increased guidance midpoint represents a strong second half of 2021 with year-over-year sales growth of 14% and earnings growth of 47%. The Company is expecting to enter fiscal 2022 with a backlog approximately 70% greater than the prior year.

Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Tuesday, August 31, 2021 at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.

Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.
Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, www.twitter.com/Nordson_Corp or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three months ended		Nine months ended
	July 31, 2021	July 31, 2020	July 31, 2021	July 31, 2020

Sales	$646,858	$538,181	$1,762,962	$1,562,575
Cost of sales	281,587	257,373	770,032	728,975
Gross profit	365,271	280,808	992,930	833,600
Gross margin %	56.5%	52.2%	56.3%	53.3%

Selling & administrative expenses	176,995	168,753	529,238	521,423
Operating profit	188,276	112,055	463,692	312,177

Interest expense - net	(5,647)	(6,880)	(18,889)	(24,047)
Other expense - net	(2,232)	(9,668)	(10,736)	(12,943)
Income before income taxes	180,397	95,507	434,067	275,187

Income taxes	38,215	8,526	90,159	44,123

Net income	$142,182	$86,981	$343,908	$231,064

Weighted-average common shares outstanding:
Basic	58,112	57,693	58,080	$57,679
Diluted	58,735	58,427	58,714	58,404

Earnings per share:
Basic earnings	$2.45	$1.51	$5.92	$4.01
Diluted earnings	$2.42	$1.49	$5.86	$3.96

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	July 31, 2021	October 31, 2020

Cash and cash equivalents	$174,235	$208,293
Receivables - net	516,685	471,873
Inventories - net	303,977	277,033
Other current assets	50,866	43,798
Assets held for sale	—	19,615
Total current assets	1,045,763	1,020,612

Property, plant & equipment - net	358,208	358,618
Goodwill	1,718,565	1,713,354
Other assets	547,544	582,072
	$3,670,080	$3,674,656

Current maturities of long-term debt and notes payable	$31,385	$38,043
Accounts payable and accrued liabilities	389,437	311,898
Liabilities held for sale	—	13,148
Total current liabilities	420,822	363,089

Long-term debt	789,731	1,067,952
Other liabilities	396,349	484,624
Total shareholders' equity	2,063,178	1,758,991
	$3,670,080	$3,674,656

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	July 31, 2021	July 31, 2020
Cash flows from operating activities:
Net income	$343,908	$231,064
Depreciation and amortization	78,233	84,164
Other non-cash items	18,947	8,751
Changes in working capital	12,565	2,455
Pension and postretirement plans	(82,604)	(24,657)
Other long-term assets and liabilities	4,407	8,181
Net cash provided by operating activities	375,456	309,958

Cash flows from investing activities:
Additions to property, plant and equipment	(28,073)	(36,096)
Acquisitions	—	(125,260)
Other - net	5,076	(1,836)
Net cash used in investing activities	(22,997)	(163,192)

Cash flows from financing activities:
Issuance (repayment) of long-term debt	(292,290)	1,740
Repayment of finance lease obligations	(5,111)	(5,814)
Dividends paid	(68,021)	(65,737)
Issuance of common shares	24,136	46,304
Purchase of treasury shares	(46,840)	(51,897)
Net cash used in financing activities	(388,126)	(75,404)

Effect of exchange rate change on cash	1,609	(743)
Net change in cash and cash equivalents	(34,058)	70,619

Cash and cash equivalents:
Beginning of period	208,293	151,164
End of period	$174,235	$221,783

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	July 31, 2021	July 31, 2020	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$345,449	$288,965	22.4%	(8.0)%	5.1%	19.5%
Advanced technology solutions	301,409	249,216	17.8%	0.8%	2.3%	20.9%
Total sales	$646,858	$538,181	20.2%	(3.8)%	3.8%	20.2%

SALES BY GEOGRAPHIC REGION
United States	$201,531	$183,508	15.7%	(5.9)%	—%	9.8%
Americas	47,717	38,265	22.0%	(2.3)%	5.0%	24.7%
Europe	162,298	132,107	17.5%	(2.1)%	7.5%	22.9%
Japan	24,946	31,226	(13.3)%	(4.8)%	(2.0)%	(20.1)%
Asia Pacific	210,366	153,075	34.0%	(2.3)%	5.7%	37.4%
Total sales	$646,858	$538,181	20.2%	(3.8)%	3.8%	20.2%

	Nine Months Ended		Sales Variance
	July 31, 2021	July 31, 2020	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$932,640	$835,038	13.0%	(5.8)%	4.5%	11.7%
Advanced technology solutions	830,322	727,537	10.0%	1.8%	2.3%	14.1%
Total sales	$1,762,962	$1,562,575	11.6%	(2.2)%	3.4%	12.8%

SALES BY GEOGRAPHIC REGION
United States	$589,771	$560,941	8.5%	(3.4)%	—%	5.1%
Americas	128,769	106,021	16.8%	3.2%	1.5%	21.5%
Europe	453,900	394,554	9.2%	(1.9)%	7.7%	15.0%
Japan	79,913	90,353	(9.0)%	(3.6)%	1.0%	(11.6)%
Asia Pacific	510,609	410,706	21.1%	(1.7)%	4.9%	24.3%
Total sales	$1,762,962	$1,562,575	11.6%	(2.2)%	3.4%	12.8%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA (Unaudited)
(Dollars in thousands)

	Three months ended				Nine months ended
	July 31, 2021		July 31, 2020		July 31, 2021		July 31, 2020
SALES BY SEGMENT
Industrial precision solutions	$345,449		$288,965		$932,640		$835,038
Advanced technology solutions	301,409		249,216		830,322		727,537
Total sales	$646,858		$538,181		$1,762,962		$1,562,575

OPERATING PROFIT
Industrial precision solutions	$123,829		$74,744		$311,515		$207,603
Advanced technology solutions	80,769		49,952		204,556		140,928
Corporate	(16,322)		(12,641)		(52,379)		(36,354)
Total operating profit	$188,276		$112,055		$463,692		$312,177

OPERATING PROFIT ADJUSTMENTS (1)
Industrial precision solutions	$—		$2,813		$—		$3,477
Advanced technology solutions	—		3,413		—		6,383
Corporate	—		1,387		—		1,387
Total adjustments	$—		$7,613		$—		$11,247

ADJUSTED OPERATING PROFIT (NON-GAAP) (2)		% of Sales		% of Sales		% of Sales		% of Sales
Industrial precision solutions	$123,829	36%	$77,557	27%	$311,515	33%	$211,080	25%
Advanced technology solutions	80,769	27%	53,365	21%	204,556	25%	147,311	20%
Corporate	(16,322)		(11,254)		(52,379)		(34,967)
Total operating profit - adjusted	$188,276	29%	$119,668	22%	$463,692	26%	$323,424	21%

DEPRECIATION & AMORTIZATION
Industrial precision solutions	$5,964		$9,865		$19,414		$28,990
Advanced technology solutions	18,474		16,266		51,439		47,832
Corporate	2,460		2,369		7,380		7,342
Total depreciation & amortization	$26,898		$28,500		$78,233		$84,164

EBITDA (NON-GAAP) (2)
Industrial precision solutions	$129,793	38%	$87,422	30%	$330,929	35%	$240,070	29%
Advanced technology solutions	99,243	33%	69,631	28%	255,995	31%	195,143	27%
Corporate	(13,862)		(8,885)		(44,999)		(27,625)
Total EBITDA	$215,174	33%	$148,168	28%	$541,925	31%	$407,588	26%

(1) Represents costs and adjustments related to cost structure simplification actions, and charges associated with our 2020 acquisition.
(2) Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations. Adjusted operating profit is defined as operating profit plus certain adjustments, such as cost structure simplification actions. EBITDA is defined as adjusted operating profit plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - PROFITABILITY (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 31, 2021	July 31, 2020	July 31, 2021	July 31, 2020
GAAP AS REPORTED
Operating profit	$188,276	$112,055	$463,692	$312,177
Other / interest expense - net	(7,879)	(16,548)	(29,625)	(36,990)
Net income	142,182	86,981	343,908	231,064
Diluted earnings per share	$2.42	$1.49	$5.86	$3.96

Shares outstanding - diluted	58,735	58,427	58,714	58,404

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$—	$1,229	$—	$1,229
Severance and other	$—	$6,384	$—	$10,018

NON-OPERATING EXPENSE ADJUSTMENTS
Pension settlement loss	$—	$2,508	$—	$2,508

Total adjustments	$—	$10,121	$—	$13,755

Adjustments net of tax	$—	$7,966	$—	$10,825
Other discrete tax items	$—	$(11,816)	$—	$(14,491)
EPS effect of adjustments and other discrete tax items	$—	$(0.07)	$—	$(0.06)

NON-GAAP MEASURES-ADJUSTED PROFITABILITY
Operating profit (1)	$188,276	$119,668	$463,692	$323,424
Operating profit % of sales	29.1%	22.2%	26.3%	20.7%
Net income (2)	$142,182	$83,131	$343,908	$227,398
Diluted earnings per share (3)	$2.42	$1.42	$5.86	$3.89
(1) Adjusted operating profit is defined as operating profit plus certain adjustments such as cost structure simplification actions. Adjusted operating profit as a percentage of sales is defined as adjusted operating profit divided by sales.
(2) Adjusted net income is defined as net income plus tax effected adjustments and other discrete tax items.
(3) Adjusted earnings per share is defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.
Contact
Lara Mahoney
Vice President,
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com